                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                REVOCABLE PROXY
                        SPECIAL MEETING OF SHAREHOLDERS
                                FEBRUARY 9, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. ("PHFG"), hereby appoints William J. Ryan and Peter J. Verrill as Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of PHFG which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Portand Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Monday, February 9, 1998, at 10:00 a.m., Eastern Time, or any adjournment thereof.

    THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

    SHARES OF COMMON STOCK OF PHFG WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 27, 1997, BETWEEN PHFG AND CFX CORPORATION. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.
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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK
                                                             -----------------
                                                              I plan to attend
                                                             the meeting
                                                                   [ ]
                                                             -----------------

Proposal to adopt an Agreement and Plan of Merger, dated as of October 27, 1997, between PHFG and CFX Corporation ("CFX"), which provides, among other things, for (i) the merger of CFX with and into PHFG (the "Merger") and (ii) the conversion of each share of Common Stock of CFX outstanding immediately prior to the Merger (other than any dissenting shares under New Hampshire law and certain other shares) into the right to receive 0.667 of a share of Common Stock of PHFG, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

[ ] FOR               [ ] AGAINST               [ ] ABSTAIN

    THE BOARD OF DIRECTORS OF PHFG RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.
                                                Dated:                   , 1998
                                                      -------------------
                                                Signature
                                                         ---------------------
                                                Signature
                                                         ---------------------
                                                            (print name)

                                                IMPORTANT: Please sign your name
                                                exactly as it appears hereon.
                                                When shares are held as joint
                                                tenants, either may sign. When
                                                signing as an attorney,
                                                executor, administrator, trustee
                                                or guardian, add such title to
                                                your signature.

                                                NOTE: If you receive more than
                                                one proxy card, please date and
                                                sign each card and return all
                                                proxy cards in the enclosed
                                                envelope.